SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:

February 10, 2009

NEAH POWER SYSTEMS, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-49962	88-0418806
(State of Incorporation)	(Commission File Number )	(IRS Employer Identification No.)

22118 20th Ave. SE, Suite 142
 Bothell, Washington 98021

 (Address of principal executive offices) (Zip Code)

(425) 424-3324

 (Registrant's telephone number)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors and Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 10, 2009, the Board of Directors of the Registrant, Neah Power Systems, Inc. (“Neah Power”), approved a new compensation plan (the “Plan”) for the directors to be administered by the compensation committee.  The Plan is effective as of 6/1/08. The current Board has deferred all compensation since that time. The Board has also elected to defer all payments due them under the Plan until a later date.

Under the Plan directors who are not employees of Neah Power will receive a base retainer of $25,000, and the chairman of the board (if an independent director) receives an annual retainer of $35,000. Compensation for attending meetings on the audit, compensation and governance committees equal to 50% of the amount each chairperson of such committee receives.  The chairman of the audit committee receives quarterly meeting payments of $2,500, the chairman of the compensation committee receives quarterly meeting payment of $1,500 the chairman of the governance committee receives a quarterly meeting payment of $375 and the chairman of the board receives a quarterly meeting payment of $3,750.  These payments will be adjusted for attendance at Board and committee meetings so that attendance of over 85% results in 100% of the retainer and fee being paid, over 65% and up to 85% attendance will result in 80% of the retainer and fee being paid and attendance at over 50% and up to 65% will result in 50% of the retainer and fee being paid.  The Plan also establishes limits on other compensatory fees for travel related to board matters and services requested and performed over and above Board duty.

To align their interests with those of Neah Power’s shareholders, the Board of Directors approved the Plan effective January 1, 2009. Directors are required to purchase/acquire shares of Neah Power’s stock in an amount equal to 150% of that director’s base retainer that does not include committee fees.  The directors must purchase their target ownership requirements by January 1, 2012 and must purchase at least 10% of their target amount each year.

The Plan is administered by and interpreted by the compensation committee of the Board, which retains the right to make modifications to the Plan.

The terms of the Plan described above are only a summary of this document and is qualified in its entirety by reference to the Plan which is attached hereto as Exhibit 10.1 and incorporated by reference into this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1	Board Compensation Plan & Director Stock Ownership Guidelines

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: February 17, 2009	Neah Power Systems, Inc.

	By:	/s/ Gerard C. D’Couto
Gerard C. D’Couto Chief Executive Officer